UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2019

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2019, South Plains Financial, Inc. (“South Plains” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with West Texas State Bank, a Texas banking association (“WTSB”), providing for the Company’s acquisition of WTSB through the merger of SPFI Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into WTSB, with WTSB continuing as the surviving entity and thereafter being a wholly-owned subsidiary of the Company (the “Merger”).  Following the consummation of the Merger, WTSB will merge with and into City Bank, a Texas banking association and the wholly-owned subsidiary of the Company (“City Bank”), with City Bank surviving the merger (the “Bank Merger”).  The Merger and the Bank Merger are collectively referred to in this Current Report on Form 8-K (this “Form 8-K”) as the “Merger.”  A copy of the Merger Agreement is included as Exhibit 2.1 to this Form 8-K.

Pursuant to the terms and subject to the conditions of the Merger Agreement, which has been unanimously approved by the Board of Directors of each of South Plains, Merger Sub, City Bank and WTSB, the transaction provides for the payment to each outstanding share of WTSB’s common stock (except for shares held by Dissenting Shareholders (as defined in the Merger Agreement)) an amount of cash equal to the quotient of (i) $76,100,000 (subject to adjustment described in the Merger Agreement) (the “Merger Consideration”), divided by (ii) the total number of shares of WTSB common stock issued and outstanding at the time of the closing of the Merger.

If WTSB’s shareholders’ equity (including unrealized gains or losses on all securities owned by WTSB), less goodwill, core deposit intangibles and other intangible assets (as such components are determined in accordance with generally accepted accounting principles in the United States), minus certain transaction costs to the extent not already paid or accrued by WTSB (“Adjusted Tangible Equity”), is less than $50 million as of the close of business on the last calendar day preceding the date the Merger is completed (“Minimum Equity Capital”), then the Merger Consideration will be reduced, on a dollar for dollar basis, by an amount equal to the difference between the Adjusted Tangible Equity and the Minimum Equity Capital.

The Merger Agreement contains customary representations, warranties and covenants made by each of South Plains, Merger Sub, City Bank and WTSB.  Completion of the Merger is subject to certain conditions, including, among others, the (i) approval by WTSB’s shareholders of the Merger Agreement, (ii) receipt of all governmental and regulatory consents and approvals required to consummate the Merger, (iii) absence of any injunction, order or legal restraint prohibiting the consummation of the Merger, (iv) absence of any Material Adverse Change (as defined in the Merger Agreement) to WTSB, and (v) delivery of certain closing documents and certificates between the parties.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct to the extent provided in the Merger Agreement and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for both South Plains and WTSB, including, among others, if the Merger is not consummated on or before January 31, 2020 (subject to extension as described in the Merger Agreement) or if the requisite approval of WTSB’s shareholders is not obtained.  WTSB may be required to pay a termination fee of $3,064,000 in the event of a termination of the Merger Agreement under certain circumstances.

The Merger is expected to close during the fourth quarter of 2019, subject to the satisfaction of customary closing conditions, including those listed above.

Aside from the transactions contemplated by the Merger Agreement, there is no material relationship between South Plains, Merger Sub and City Bank, on the one hand, and WTSB, on the other hand.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

In connection with entering into the Merger Agreement, the Company entered into a voting agreement (the “WTSB Voting Agreement”) with each of the directors of WTSB, pursuant to which such persons have agreed, subject to the terms set forth therein, to vote their shares of WTSB common stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and to not sell or otherwise dispose of any of their shares of WTSB common stock until after the meeting of WTSB’s shareholders to vote on the Merger Agreement.

The foregoing description of the WTSB Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of the WTSB Voting Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In addition, in connection with entering into the Merger Agreement, each non-employee director of WTSB entered into a director support agreement (the “WTSB Director Support Agreements”), pursuant to which each director agrees to refrain from harming the goodwill of the Company, City Bank, WTSB or any of their respective subsidiaries and their respective customer, client and vendor relationships for a period of two (2) years following the completion of the Merger, as well as certain additional restrictive covenants.

The foregoing description of the WTSB Director Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the form of WTSB Director Support Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement and related transactions have been included to provide investors and security holders with information regarding the terms of the Merger Agreement.  They are not intended to provide any other factual information about South Plains, City Bank, WTSB or their respective subsidiaries, affiliates or businesses.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differs from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of South Plains, City Bank, WTSB or any of their respective subsidiaries, affiliates or businesses.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by South Plains or WTSB.  Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about South Plains, City Bank or WTSB and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the United States Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosure.

On July 25, 2019, the Company issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release announcing the execution of the Merger Agreement is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Additionally, the Company will hold a conference call and webcast at 9:00 a.m., Eastern Time, on July 25, 2019, with investors and will provide supplemental information regarding the proposed Merger.  A copy of the investor presentation for the conference call is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference into Item 7.01 of this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.  The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning.  Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties.  South Plains cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.  Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed Merger involving South Plains and WTSB, including future financial and operating results, South Plains’ or WTSB’s plans, objectives, expectations and intentions, the expected timing of completion of the Merger and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite approval of WTSB’s shareholders; (ii) the risk that South Plains or WTSB may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; (iii) the risk that a condition to the closing of the Merger may not be satisfied; (iv) the timing to consummate the proposed Merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on Merger-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) liquidity risk affecting South Plains’ ability to meet its obligations when they come due; (xi) excessive loan losses; (xii) the effect of changes in governmental regulations; and (xiii) other factors we discuss or refer to in the “Risk Factors” section of South Plains’ Prospectus, filed with the SEC on May 8, 2019.  Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.  Each forward-looking statement speaks only as of the date of the particular statement and South Plains does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Agreement and Plan of Merger, dated July 25, 2019, by and between South Plains Financial, Inc., SPFI Merger Sub, Inc., City Bank and West Texas State Bank (certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; the registrant agrees to furnish copies of any such omitted schedules or exhibits to the SEC upon request).

10.1	Form of WTSB Voting Agreement, dated July 25, 2019, by and among South Plains Financial, Inc., West Texas State Bank and the shareholders of West Texas State Bank party thereto.

10.2	Form of WTSB Director Support Agreement, dated July 25, 2019, by and among South Plains Financial, Inc., West Texas State Bank and each non-employee director of West Texas State Bank.

99.1	Press release, dated July 25, 2019, announcing the agreement to acquire WTSB.

99.2	Investor presentation slides, dated July 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: July 25, 2019	By:	/s/ Curtis C. Griffith
Curtis C. Griffith
Chairman and Chief Executive Officer